UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2006

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 1, 2006, ACADIA Pharmaceuticals Inc. (“ACADIA”) and the other parties to the previously disclosed civil action filed by a former employee entered into a settlement agreement.

As previously disclosed, in connection with the jury verdict in this civil action, ACADIA had recorded an accrued loss from litigation totaling $9.1 million as of June 30, 2006, which included the amount awarded for damages and plaintiff’s fees and costs, plus accrued interest on those awards. To fully settle the litigation inclusive of all fees and costs, pursuant to the agreement, ACADIA will make aggregate payments of $5.15 million, of which approximately $2.4 million will be covered by ACADIA’s employment practices liability insurance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date: September 8, 2006	By:	/s/ Thomas H. Aasen
Thomas H. Aasen
Vice President, Chief Financial Officer, Treasurer, and Secretary

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